LETTER OF INTENT

Date:	June 21, 2002

Parties:	Fagen, Inc. of Granite Falls, MN (Fagen) and Golden Grain Energy, LLC of New Hampton, IA (Owner)

Owner is an Iowa limited liability company organized by farmers and business people to facilitate the development and building of a locally-owned 30 or 40 MGY ethanol plant in Iowa (the Facility).

Fagen is an engineering and construction firm capable of providing development assistance, as well as designing and constructing the Facility being considered by Owner.

Owner and Fagen agree to using best efforts in jointly developing this project under the following terms:

            1.         Owner agrees that Fagen will Design/Build the Facility if determined by Owner to be feasible and if adequate financing is obtained.  Fagen agrees that Owner will not be liable to Fagen for any costs or expenses Fagen may incur or services that Fagen may provide in connection with the Facility, unless agreed to by Owner in a separate writing.

2. Fagen will provide Owner with assistance in evaluating, from both a technical and business perspective:

Owner organizational options;
The appropriate location of the proposed Facility; and
Business plan development.

            3.         Fagen agrees to Design/Built the Facility at a capital cost as shown on the attached Exhibits 1 and 2.  Exhibits 1 and 2 assume ICM technology is used in the plant process, and Fagen has contracted with ICM to furnish the process engineering services to enable Fagen to Design/Built the Facility.

4. Fagen shall assist Owner in locating appropriate management for the Facility.

5. Fagen will assist Owner in presenting information to potential investors, potential lenders, and various entities or agencies that may provide project development assistance.

            6.         During the term of this Letter of Intent the Owner agrees that Fagen will be the exclusive Developer for the Owner in connection with matters covered by this Letter of Intent.  During the term of this Letter of Intent, Fagen agrees that it will not develop or construct another ethanol project or facility within 75 miles of New Hampton, Iowa.

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            7.         Within thirty (30) days of the date of this Letter of Intent, Fagen and Owner will cooperate fully with each other and proceed on the bassi fo trust and good faith to enter into either (a) a Design/Built agreement to design and construct the Facility at a capital cost as shown on the attached Exhibits 1 and 2; or (b) a preliminary agreement to design and construct the Facility at a capital cost as shown on the attached Exhibits 1 and 2 that includes agreement on the project scope and specifications, the performance criteria and guarantees, and the guaranteed construction time to both substantial completion and project compliance with performance guarantees.  If the parties do not enter into either agreement with one hundred eight (180) days of the date of this Letter of Intent, then Owner may terminate this Letter of Intent upon written notice to Fagen notwithstanding the provisions of paragraph 8 below.

            8.         This Letter of Intent shall terminate on December 31, 2003 unless the basic size and design of the Facility have been determined and mutually agreed upon, and a specific site or sites have been determined and mutually agreed upon, and at least 10% of the necessary equity has been raised.  Furthermore, this Letter of Intent shall terminate on December 31, 2004 unless financing for the Facility has been secured.  Either of the aforementioned dates may be extended upon mutual agreement of the parties.

Golden Grain Energy, LLC

By: /s/ Walter Wendland

Its: Vice-President

Date: 6-21-2002

Fagen, Inc.

By: /s/ Ron Fagen

Its: President/CEO

Date: 6/21/02

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Exhibit 1

Golden Grain Energy, LLC

30 MGY Dry Grind Ethanol Plant

Fagen, Inc.
May 23, 2002

Estimated Sources and Uses of Funds Statement*

Sources of Funds

Equity		40%

Cash & Equity Equivalents		$17,732,000
Long-Term Debt		26,598,000

Total Sources of Funds		$44,330,000

Uses of Funds

Design Construction & Startup
Plant Construction (GMP, includes thermal oxidizer**)		$37,180,000
Land & Site - Developmental Cost (Est.)		1,450,000
Administration Building & Furnishing		200,000
Rail		550,000
Startup Costs:
Corn (10 days @ $2.25)	$700,000
Enzymes, Chemicals and other	250,000
Spare Parts	400,000
Other Startup Costs	700,000

		2,050,000

Organizational & Financing
Financing Costs	$1,300,000
Organizational Costs	350,000
Miscellaneous Costs	250,000
Owners Contingency	1,000,000

		2,900,000

Total Uses of Funds		$44,330,000

* General Assumptions:  Land & site development, startup, and organizational & financing costs are estimated.  Owner provides all plant and access roads, rails systems, substation if required, electrical distribution/transformers, gas line(s), process and fire water supply/pretreatment to & waste water systems (septic) from the designated areas within the plant site.  Assumes non-winter conditions for earthwork, concrete & building erection.  Other conditions may apply in the definitive construction agreement.

** Thermal Oxidizer will be required to meet PCA emission standards.  The Thermal Oxidizer installation also results in lower plant air emissions, much reduced dryer odor, and allows the plant to expand beyond the 20MGY production rate without triggering the EPA PSD permitting process.

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Exhibit 2
Golden Grain Energy, LLC

40 MGY Dry Grind Ethanol Plant

Fagen, Inc.
May 23, 2002

Estimated Sources and Uses of Funds Statement*

Sources of Funds

Equity		40%

Cash & Equity Equivalents		$22,004,000
Long-Term Debt		33,006,000

Total Sources of Funds		$55,010,000

Uses of Funds

Design Construction & Startup
Plant Construction (GMP, includes thermal oxidizer**)		$45,300,000
Land & Site - Developmental Cost (Est.)		2,000,000
Administration Building & Furnishing		200,000
Rail		750,000
Startup Costs:
Corn (10 days @ $2.25)	$910,000
Enzymes, Chemicals and other	250,000
Spare Parts	500,000
Other Startup Costs	750,000

Subtotal		2,410,000

Organizational & Financing
Financing Costs	$2,500,000
Organizational Costs	350,000
Miscellaneous Costs	500,000
Owners Contingency	1,000,000

		4,350,000

Total Uses of Funds		$55,010,000

* General Assumptions:  Land & site development, startup, and organizational & financing costs are estimated.  Owner provides all plant and access roads, rails systems, substation if required, electrical distribution/transformers, gas line(s), process and fire water supply/pretreatment to & waste water systems (septic) from the designated areas within the plant site.  Assumes non-winter conditions for earthwork, concrete & building erection.  Other conditions may apply in the definitive construction agreement.

** Thermal Oxidizer will be required to meet PCA emission standards.  The Thermal Oxidizer installation also results in lower plant air emissions, much reduced dryer odor, and allows the plant to expand beyond the 20MGY production rate without triggering the EPA PSD permitting process.

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